                                                                     EXHIBIT 21

                                                       STATE OF
NAME                                                   INCORPORATION
----------------------------------------------------------------------
Chemistry Pictures, Inc.
(fka Harmony Pictures, Inc.)                           Delaware

Melody Films, Inc.                                     Delaware

Lexington Films, Inc.                                  California

Pure Film, Inc.                                        California

The End, Inc.                                          California

The End, Ltd. (London)                                 United Kingdom

The Moment Films, Inc.                                 California

Serial Dreamer Films, Inc.                             California

The Beginning Entertainment, Inc.                      California

Gigantic Entertainment, Inc.                           California

Curious Pictures Corporation                           New York

Delirious Pictures Corporation                         New York

Furious Pictures Corporation                           New York

Hollywood Business Solutions, Inc.                     California

Harmony Media Communications, Inc.                     California

Harmony Entertainment, Inc.                            Delaware
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